[FLAG]
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED ________, 1999

Prospectus Supplement
(To Prospectus dated ____, 1999)

$_______________

ANRC AUTO OWNER TRUST 1999-A

AUTONATION RECEIVABLES CORPORATION, Seller
AUTONATION FINANCIAL SERVICES CORP., Servicer


[TEXT BOX]
THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE
SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT.

The notes are obligations of ANRC Auto Owner Trust 1999-A and are backed only by the assets of the trust. The notes are not obligations of AutoNation Receivables Corporation, AutoNation Financial Services Corp., any of their affiliates or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accom panied by the prospectus.


 THE TRUST:

   o    The trust is offering four classes of notes.

   o The trust is also issuing $_______ principal amount of certificates. The certificates are not being offered by this prospectus supplement.

THE NOTES:

   o The notes are backed by a pledge of the trust's assets. The trust's assets include fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks.

   o The trust will pay interest and principal on the notes on the 15th day of each month or the first business day after the 15th. The first distribution date is _________, 1999.

   o ________ will unconditionally and irrevocably guarantee the notes to the extent described in this prospectus supplement.

                                           Final Scheduled
                    Principal   Interest    Distribution       Price to     Underwriting   Proceeds to
                     Amount       Rate          Date           Public(1)      Discounts      Seller(2)

Class A-1 Notes    $_________    _____%    _________, _____      ______%       ______%       ______%
Class A-2 Notes    $_________    _____%    _________, _____      ______%       ______%       ______%
Class A-3 Notes    $_________    _____%    _________, _____      ______%       ______%       ______%
Class A-4 Notes    $_________    _____%    _________, _____      ______%       ______%       ______%
Total              $_________    _____%    _________, _____    $________    $_________     $_________

(1)  Plus accrued interest, if any, from _________, 1999.
(2)  Before deducting expenses estimated to be $_________.

The notes are offered subject to availability.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  [            ]

         The date of this Prospectus Supplement is __________, 1999




                                TABLE OF CONTENTS


WHERE TO FIND INFORMATION IN THESE DOCUMENTS.............................S-4

SUMMARY OF TERMS.........................................................S-5

STRUCTURAL SUMMARY.......................................................S-6

RISK FACTORS.............................................................S-9
   Lack of performance data due to limited operating
      history of AutoNation Financial Services...........................S-9
   Absence of secondary market for the notes could
      limit your ability to resell.......................................S-9
   Limited assets of the trust could result in losses
      on the notes.......................................................S-9
   Potential prepayment of the notes may require
      reinvestment of principal  at a lower rate of return..............S-10
   Interests of other persons in contracts and vehicles
      could reduce the funds available to make payments
      on the notes......................................................S-11
   Bankruptcy of AutoNation Financial Services could
      result in losses or delays in payments on the notes...............S-11
   Geographic concentration of contracts could result in
      losses on the notes...............................................S-13
   Noteholders may not declare events of default under
      the indenture or decide the consequences of events
      of default........................................................S-13
   Events of default under the indenture could result in
      losses or acceleration of payments on the notes...................S-13
   Class A-2 notes, class A-3 notes and class A-4 notes
      bear additional credit risk.......................................S-14
   Potential computer program problems beginning in the
      year 2000 could result in delays in payments on
      the notes.........................................................S-14

THE TRUST...............................................................S-16
   General..............................................................S-16
   The Owner Trustee....................................................S-16
   Trust Property.......................................................S-17

AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR VEHICLE
CONTRACTS...............................................................S-18
   Origination of Motor Vehicle Contracts...............................S-18
   Delinquency and Loss Experience......................................S-18

THE CONTRACTS...........................................................S-19

MATURITY AND PREPAYMENT CONSIDERATIONS..................................S-23

USE OF PROCEEDS.........................................................S-29

DESCRIPTION OF THE NOTES................................................S-29
   General..............................................................S-29
   Interest Payments....................................................S-30
   Principal Payments...................................................S-30
   Optional Redemption..................................................S-31
   The Indenture Trustee................................................S-31
   Indenture Events of Default..........................................S-32

DESCRIPTION OF THE CERTIFICATES.........................................S-34
   General..............................................................S-34
   Interest Payments....................................................S-34
   Principal Payments...................................................S-34
   Priority of Notes....................................................S-35

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS....................S-35
   Sale and Assignment of the Contracts.................................S-36
   The Accounts.........................................................S-36
   Payments on Contracts................................................S-37
   Distributions........................................................S-38
   Early Repayment......................................................S-39
   Payment Priorities of the Notes and the Certificates;
      The Spread Account................................................S-43
   Withdrawals from the Spread Account..................................S-44
   Statements to Securityholders........................................S-44
   Reports to Noteholders...............................................S-45
   Servicing Fee........................................................S-45
   Servicer Default; Rights Upon Servicer Default.......................S-46
   Amendment............................................................S-47
   Termination..........................................................S-47
   Optional Purchase....................................................S-48
   Payment in Full of Notes.............................................S-48

THE INSURANCE POLICY....................................................S-48

DESCRIPTION OF THE INSURER..............................................S-51
   General..............................................................S-51
   Ratings of the Insurer by the Rating Agencies........................S-52

LEGAL INVESTMENT........................................................S-53

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................S-53

ERISA CONSIDERATIONS....................................................S-53

UNDERWRITING............................................................S-55

LEGAL MATTERS...........................................................S-57

EXPERTS.................................................................S-57

INDEX OF DEFINED TERMS..................................................S-58




                WHERE TO FIND INFORMATION IN THESE DOCUMENTS

The accompanying prospectus provides general information about ANRC Auto Owner Trust 1999-A, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of your notes are described in this prospectus supplement.

This supplement begins with several introductory sections describing your notes and the trust in abbreviated form:

    o Summary of Terms provides important amounts, dates and other terms of your notes;

    o Structural Summary gives a brief introduction to the key structural features of your notes and directions for locating further information; and

    o   Risk Factors describes risks that apply to your notes.

As you read through these sections, cross-references will direct you to more detailed descriptions in the accompanying prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents in this supplement and the accompanying prospectus.

You can find a listing of the pages where capitalized terms used in this supplement are defined beginning on page 58 in this supplement.

IF THE DESCRIPTIONS OF YOUR NOTES VARY BETWEEN THIS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS SUPPLEMENT.

[Box]
TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ACCOMPANYING PROSPECTUS AND THIS SUPPLEMENT IN THEIR ENTIRETY.



                              SUMMARY OF TERMS

This summary contains a brief description of the securities. You will find a detailed description of the terms of the offering of the securities following this summary.


Trust:                       ANRC Auto Owner Trust 1999-A
Seller of the Contracts:     AutoNation Receivables Corporation
Seller's Address:            200 South Andrews Avenue, Fort Lauderdale,
                                Florida 33301
Seller's Telephone Number:   (954) 769-4555
Servicer of the Contracts:   AutoNation Financial Services Corp.
Owner Trustee:               _____________
Indenture Trustee:           _____________
Insurer:                     _____________
Clearance and Settlement:    The Depository Trust Company
Assets of the Trust:         The trust's assets include:
                             o  fixed rate motor vehicle retail installment
                                sales contracts secured by new and used
                                automobiles and light-duty trucks;
                             o  collections on the contracts;
                             o  security interests in the financed vehicles
                                and the rights to receive proceeds from
                                claims on insurance policies;
                             o  funds in the accounts of the trust; and
                             o  any enhancements issued.

The Terms of the Securities:

                     CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES     CLASS A-4 NOTES     CERTIFICATES
                                                                                                     (not offered by
                                                                                                     this supplement)
Principal Amount:    $____________       $____________       $____________       $____________       $____________
Interest Rate:       ____% p.a           ____% p.a           ____% p.a           ____% p.a           ____% p.a
Interest Accrual
  Method:            actual / 360        actual / 360        30 / 360            30 / 360            30 / 360
Cut-Off Date:        ________, 1999      ________, 1999      _____ __, 1999      _____ __, 1999      _____ __, 1999
Distribution Dates:  monthly (15th)      monthly (15th)      monthly (15th)      monthly (15th)      monthly (15th)
First Distribution
  Date:              ________, 1999      ________, 1990      _____ __, 1999      _____ __, 1999      _____ __, 1999
Final Scheduled
  Distribution       ____________        ____________        ____________        ____________        ____________
  Date:              distribution        distribution        distribution        distribution        distribution
                         date                date                date                date                date
Anticipated Ratings
  (Moody's/S&P)*     ____/____           ____/____           ____/____           ____/____           not rated
Credit Enhancement:  insurance policy,   insurance policy,   insurance policy,   insurance policy,   none
                     spread account      spread account      spread account      spread account
                     and subordination   and subordination   and subordination   and subordination
                     of certificates     of certificates     of certificates     of certificates
CUSIP Number:        _________________   _________________   _________________   _________________   none
ISIN Number:         _________________   _________________   _________________   _________________   none
Common Code:         _________________   _________________   _________________   _________________   none

----------------
* It is a condition to issuance that both of these ratings be obtained. However, a rating agency in its discretion may lower or withdraw its rating in the future.



                             STRUCTURAL SUMMARY

This summary briefly describes some of the major structural components of the notes. To fully understand the terms of the offering, you will need to read both this supplement and the accompanying prospectus in their entirety.

ANRC AUTO OWNER TRUST 1999-A

ANRC Auto Owner Trust 1999-A, a Delaware business trust, is offering the notes to the public. The trust is also issuing the certificates, which are not being offered by this supplement. The trust will use the proceeds from the issuance and sale of the securities to purchase the contracts. The trust will rely upon collections on the contracts and the funds on deposit in various accounts to make payments on the securities.

THE NOTES

On the closing date the trust will issue four classes of notes. The trust will use collections on the underlying trust assets to make interest and principal payments on the notes and to pay a portion of the fees and expenses owed by the trust, including AutoNation Financial Services Corp.'s fees as servicer. The trust will allocate collections first to make interest payments on the notes and then to make payments of principal. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement and the accompanying prospectus.

For a more detailed discussion of the notes, see "Description of the Notes" in this supplement and "Description of the Securities-The Notes" in the accompanying prospectus. For further information on allocations and payments, see "Description of the Notes-Payments of Interest," "-Payments of Principal" and "Description of the Transfer and Servicing
Agreements-Distributions" in this supplement.

THE CERTIFICATES

In addition to the notes, on the closing date the trust will issue the certificates, which initially will be retained by AutoNation Receivables Corporation. The trust will not make any distributions on the certificates on any distribution date until the scheduled interest and principal payable on the notes on that distribution date have been paid. Additionally, the trust will not distribute any principal on the certificates until the notes have been repaid. The certificates are not being offered by this supplement. The trust provides information in this supplement about the certificates only to give you a better understanding of your notes.

For a more detailed discussion of the certificates, see "Description of the Certificates" in this supplement and "Description of the Securities-The Certificates" in the accompanying prospectus. For further information on payments of interest and principal on the certificates, see "Description of the Certificates-Distributions of Interest," "-Distributions of Principal" and "Description of the Transfer and Servicing Agreements-Distributions" in this supplement.

THE CONTRACTS

The trust's main source of funds for making payments on the notes and the certificates will be collections on the contracts. The contracts are retail installment sales contracts secured by new and used automobiles and light-duty trucks. Each contract in the trust is a fully-amortizing fixed-rate contract with scheduled monthly payments of principal and interest.

For further information about the contracts, see "The Contracts" in this supplement and in the accompanying prospectus.

SEQUENTIAL PAY FEATURE

The notes feature "sequential pay" classes. On each distribution date, the trust will allocate principal payments on the notes as follows:

   o first, the class A-1 notes will receive principal until they are paid off;

   o once the class A-1 notes are paid off, the class A-2 notes will begin to receive principal until they are paid off;

   o once the class A-2 notes are paid off, the class A-3 notes will begin to receive principal until they are paid off; and

   o once the class A-3 notes are paid off, the class A-4 notes will begin to receive principal until they are paid off.

In addition, the outstanding principal amount of any class, to the extent not previously paid, will be payable on the applicable final scheduled distribution date for that class.

CREDIT ENHANCEMENT

Credit enhancement is provided to the notes by the following:

   o  an insurance policy issued by ______, a surety bond provider;

   o  the spread account; and

   o  subordination of the certificates.

These forms of credit enhancement are intended to protect you from net losses and shortfalls in cash flow.

Insurance Policy. On the closing date, _____ will issue an insurance policy that unconditionally guarantees the timely payment of interest and the ultimate payment of principal on the notes.

Spread Account. On each distribution date, the trust will use funds in the spread account to pay the following amounts if collections on the contracts are insufficient to pay those amounts:

   o  the servicer's fee and the fees of the trustees;

   o  interest and principal on the notes; and

   o reimbursement for any draws under the insurance policy to pay preference amounts.

Subordination. The effect of subordination is that the more subordinated interests will absorb any net losses and make up any shortfalls in cash flow before the more senior interests are affected.

If the cash flow and any credit enhancement do not cover all net losses, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a more detailed discussion of the risks of investing in the notes, see "Risk Factors" in this supplement.

SCHEDULED PRINCIPAL PAYMENTS AND POTENTIAL EARLY PAYMENTS

The trust expects to pay the entire principal amount of the notes no later than the final scheduled distribution dates listed below:

   Class A-1      _________,_____
   Class A-2      _________,_____
   Class A-3      _________,_____
   Class A-4      _________,_____

However, the trust believes that the outstanding principal balance of each class of notes will likely be paid in full earlier, and could be paid significantly earlier than the applicable final scheduled distribution date.

The likelihood of early repayment depends on a variety of factors, including full repayments of contracts in advance by the related obligors.

For further information about the potential for early repayment of principal, see "Maturity and Prepayment Considerations" and "Description of the Transfer and Servicing Agreement-Distributions" in this supplement.

OPTIONAL REDEMPTION

The servicer can elect to purchase all of the contracts at any time if their aggregate principal balance is 10% or less of their aggregate original principal balance. If the servicer exercises this option, the applicable trustee will redeem the notes and the certificates and pay all accrued and unpaid interest and principal on those securities.

For further information about the potential for optional redemption, see "Description of the Notes-Optional Redemption" and "Description of the Transfer and Servicing Agreements-Termination" in this supplement.

TAX STATUS

Subject to customary assumptions and qualifications, Weil, Gotshal & Manges LLP is of the opinion that, on the date of issuance of the notes, for U.S. federal income tax purposes:

    o  the notes will be characterized as debt; and

    o the trust will not be an association or a publicly traded partnership taxable as a corporation.

If you purchase the notes, you will agree to treat them as debt for tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Certain Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS

The notes are generally eligible for purchase by persons investing assets of employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974. The administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" and also should consult with their legal advisors before purchasing the notes.

ELIGIBILITY OF CLASS A-1 NOTES FOR PURCHASE BY MONEY MARKET FUNDS

The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.


                                RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the notes.

LACK OF PERFORMANCE DATA
DUE TO LIMITED OPERATING
HISTORY OF AUTONATION
FINANCIAL SERVICES           AutoNation Financial Services began its
                             operations in February 1997 and has limited performance data for the motor vehicle retail installment sales contracts it originates. As the portfolio of contracts originated by AutoNation Financial Services matures, delinquency percentages and loan losses may differ from prior performance. We cannot assure you that the performance of the contracts in the trust will be similar to the limited historical performance of the portfolio as a whole.

ABSENCE OF SECONDARY
MARKET FOR THE NOTES
COULD LIMIT YOUR ABILITY
TO RESELL                    You may be unable to resell your notes due to
                             the absence of a secondary market for the notes. The underwriters may assist in resales of the notes but are not required to do so. A secondary market for the notes may not develop. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your notes.

LIMITED ASSETS OF THE
TRUST COULD RESULT IN
LOSSES ON THE NOTES          You may suffer a loss on your notes if the
                             assets of the trust are insufficient to pay the principal amount of the notes in full and _____ defaults in its obligations under the insurance policy. The only source of funds for payments on the notes will be the assets of the trust and the insurance policy. The assets of the trust are limited to the contracts, the funds on deposit in the trust's bank accounts and rights under the trust's agreements. You must rely for payment of the notes solely upon collections on the contracts, funds on deposit in the trust's bank accounts, the subordination of the certificates and payments made under the insurance policy.

                             The insurance policy will guarantee shortfalls in the timely payment of accrued interest on each distribution date and the ultimate repayment of principal on the final scheduled distribution date for each class of notes. However, if _____ defaults in its obligations under the insurance policy and the assets of the trust are insufficient to pay interest or principal on the notes, you may not look to any assets of AutoNation Financial Services, the seller, the owner trustee, the indenture trustee or any of their respective affiliates to satisfy your claims.

                             For more information about the insurance policy and _____, please refer to "Description of the Insurer" and "The Insurance Policy" in this supplement.

POTENTIAL PREPAYMENT OF
THE NOTES MAY REQUIRE
REINVESTMENT OF PRINCIPAL
AT A LOWER RATE OF RETURN    Prepayments of contracts by the related
                             obligors and purchases of contracts by the seller or AutoNation Financial Services will result in the acceleration of principal payments on your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes.

                             Although AutoNation Financial Services
                             maintains historical records on the rate of prepayment on its contracts, those records are limited due to the relatively short operating history of AutoNation Financial Services. The obligors on the contracts may prepay the contracts voluntarily at any time. In addition, the contracts are required to be prepaid upon the sale, insured loss or other disposition of the related vehicle.

                             If AutoNation Financial Services breaches any of its representations and warranties regarding any contracts, AutoNation Financial Services will be required to repurchase those contracts from the seller, and the seller will be required to repurchase those contracts from the trust. AutoNation Financial Services will also be required to purchase contracts from the trust if it breaches its servicing obligations relating to those contracts. In addition, AutoNation Financial Services will be entitled to purchase all of the remaining contracts from the trust once the aggregate principal balance of the contracts is 10% or less than the aggregate principal balance of the contracts on the date they were sold to the trust.

                             See "Maturity and Prepayment Considerations" in this supplement and in the accompanying prospectus for a more detailed discussion of the effects of prepayments of contracts.

INTERESTS OF OTHER PERSONS
IN CONTRACTS AND VEHICLES
COULD REDUCE THE FUNDS
AVAILABLE TO MAKE
PAYMENTS ON THE NOTES        Another person could acquire an interest in a
                             contract that is superior to the trust's interest in that contract. This could occur because AutoNation Financial Services will not segregate or mark the physical contracts as belonging to the trust. If another person acquires an interest in a contract that is superior to the trust's interest, the collections on that contract will not be available to make payments on the notes.

                             In addition, another person could acquire an interest in a vehicle financed by a contract that is superior to the trust's interest in the vehicle. This could occur because AutoNation Financial Services will not amend the related certificate of title to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust's interest, the proceeds from the sale of that vehicle will not be available to make payments on the notes.

                             For more information about these risks, see
                             "Certain Legal Aspects of the
                             Contracts-General" and "-Security Interests in the Financed Motor Vehicles."

BANKRUPTCY OF AUTONATION
FINANCIAL SERVICES COULD
RESULT IN LOSSES OR DELAYS
IN PAYMENTS ON THE NOTES     If AutoNation Financial Services enters a
                             bankruptcy proceeding, you could experience losses or delays in the payments on your notes. AutoNation Financial Services will sell the contracts to the seller, and the seller will sell the contracts to the trust.
                             AutoNation Financial Services and the seller treat these transactions as absolute transfers. However, if AutoNation Financial
                             Services enters a bankruptcy proceeding, the court has the power to conclude that the sale of the contracts by AutoNation Financial
                             Services to the seller was not a "true sale" and that AutoNation Financial Services still owns the contracts. The court also has the power to conclude that AutoNation Financial
                             Services and the seller should be consolidated for bankruptcy purposes. If the court were to reach any of these conclusions, you could experience losses or delays in payments on your notes because:

                             o    the indenture trustee would not be able
                                  to exercise remedies against AutoNation
                                  Financial Services on your behalf without permission from the court;

                             o    the court might require the indenture
                                  trustee to accept property in exchange
                                  for the contracts that is of less value
                                  than the contracts;

                             o    the court might prevent the indenture
                                  trustee or the noteholders from taking
                                  some actions such as selling the
                                  contracts or appointing a successor
                                  servicer;

                             o    the court might sell the contracts and
                                  pay off the notes before their maturity;

                             o    tax or government liens on AutoNation
                                  Financial Services' property that arose
                                  before the transfer of the contracts to
                                  the trust would be paid from the
                                  collections on the contracts before the
                                  collections were used to make payments on your notes; and

                             o    the indenture trustee might not have a
                                  perfected security interest in the
                                  vehicles securing the contracts or cash
                                  collections held by AutoNation Financial
                                  Services at the time a bankruptcy
                                  proceeding begins.

                             The seller has taken steps in structuring the trust to minimize the risk that a court would conclude that the sale of the contracts to the seller was not a true sale or that AutoNation Financial Services and the seller should be consolidated for bankruptcy purposes.

                             See "The Seller" in the accompanying
                             prospectus for a more detailed description of these risks.

                             In a case decided by the U.S. Court of Appeals for the Tenth Circuit in 1993, the court concluded that accounts transferred by a seller to a buyer should be included in the bankruptcy estate of the seller even if the transfer was a true sale. Our counsel has advised us that the facts of that case are distinguishable and that the reasoning of that court appears to be inconsistent with established precedent and the Uniform Commercial Code. However, if AutoNation Financial Services enters a bankruptcy proceeding and the court in the bankruptcy proceeding applies the reasoning of the court in that case, you could experience losses or delays in the payments on your notes.

                             For more information about that case, see "The Seller" in the accompanying prospectus.

GEOGRAPHIC CONCENTRATION
OF CONTRACTS COULD RESULT
IN LOSSES ON THE NOTES       Economic conditions in the jurisdictions where
                             the obligors under the contracts reside may affect the delinquency, loan loss and repossession experience of the trust relating to the contracts. Based on the principal balance of the original pool of contracts on _______, 1999, ___% of the contracts were originated in Texas, ___% of the contracts were originated in Florida and ___% of the contracts were originated in California.
                             Adverse economic conditions affecting Texas,
                             Florida or California could have a
                             disproportionately significant effect on the delinquency, loan loss and repossession experience of the trust. Adverse economic conditions in those jurisdictions could also have a negative impact on the timing and amount of principal and interest payments on the notes.

NOTEHOLDERS MAY NOT
DECLARE EVENTS OF DEFAULT
UNDER THE INDENTURE OR
DECIDE THE CONSEQUENCES
OF EVENTS OF DEFAULT         Noteholders may not declare events of default
                             under the indenture or decide the consequences of events of default if ________ has not defaulted under the insurance policy. Unless
                             _______ is in default under the insurance policy, only _____ can declare an event of default under the indenture. If _____ declares an event of default, ________ will have the right to cause the liquidation of the trust and the redemption of the notes. Following an event of default, the indenture trustee will continue to submit claims under the insurance policy for any shortfalls in the amount needed to make payments on the notes. However, _______ may instead elect to repay all or any portion of the outstanding notes, plus any accrued interest.

                             For more information about this risk, see
                             "Description of the Notes -- Indenture Events of Default" in this supplement.

EVENTS OF DEFAULT UNDER
THE INDENTURE COULD RESULT
IN LOSSES OR ACCELERATION
OF PAYMENTS ON THE NOTES     If an event of default occurs under the
                             indenture resulting in the acceleration of the notes, it may shorten the average term and date of final payment of the notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. In addition, you may not be paid the principal amount of your notes in full if _______ defaults under the insurance policy and the assets of the trust are insufficient to pay the principal amount of all the notes in full.

                             For more details about the risks associated with events of default, see "Description of the Notes -- Indenture Events of Default" in this supplement.

CLASS A-2 NOTES, CLASS
A-3 NOTES AND CLASS A-4
NOTES BEAR ADDITIONAL
CREDIT RISK                  The class A-2 notes, the class A-3 notes and
                             the class A-4 notes bear more credit risk than the class A-1 notes. Principal payments on the class A-2 notes will not begin until all principal on the class A-1 notes has been repaid. Similarly, principal payments on the class A-3 notes will not begin until all principal on the class A-2 notes has been repaid. Additionally, principal payments on the class A-4 notes will not begin until all principal on the class A-3 notes has been repaid. If _____ defaults under the insurance policy after one or more classes of notes have been fully or partially repaid and before other classes of notes with a higher numerical designation have been fully repaid, subsequent losses on the contracts will have a disproportionately greater effect on those classes of notes with higher numerical designations.

                             For more information about payments of
                             interest and principal on the notes, see
                             "Description of the Notes--Interest Payments" and "--Principal Payments" in this supplement.

POTENTIAL COMPUTER
PROGRAM PROBLEMS
BEGINNING IN THE YEAR
2000 COULD RESULT IN
DELAYS IN PAYMENTS ON
THE NOTES                    The payment of principal and interest on the
                             notes could be delayed if AutoNation Financial
                             Services, in its capacity as the servicer, or the indenture trustee experience problems in their computer programs or systems relating to the year 2000. Many existing computer programs and systems use only two digits to identify a year. These programs or systems could fail or produce erroneous results during the transition from the year 1999 to the year 2000 and afterwards. AutoNation Financial Services has evaluated and continues to evaluate its systems for year 2000 related problems. It has identified areas of potential impact and, where necessary, is implementing remediation or conversion efforts. AutoNation Financial
                             Services believes that its mission-critical applications, including its systems for operations, collections on the contracts and servicing the contracts, will be year 2000 compliant by the end of 1999.

                             If AutoNation Financial Services, in its capacity as the servicer, does not have computer systems that are year 2000 compliant by the year 2000, AutoNation Financial Services' ability to service the contracts may be materially and adversely affected. If the indenture trustee does not have computer systems that are year 2000 compliant by the year 2000, its ability to make distributions on the notes may be materially and adversely affected.


                                 THE TRUST

Capitalized terms are defined in this supplement and, if not, in the accompanying prospectus. Definitions are indicated by boldface type. Both the accompanying prospectus and this supplement contain an index of defined terms listing the page numbers where definitions can be found.

GENERAL

      ANRC Auto Owner Trust 1999-A (the "TRUST") is a business trust formed under the laws of the state of Delaware pursuant to an amended and restated trust agreement, dated as of __________, 1999, between the Owner Trustee and the Seller (the "OWNER TRUST AGREEMENT").

       The assets of the Trust will include Contracts acquired from the Seller pursuant to a sale and servicing agreement (the "SALE AND SERVICING AGREEMENT"), dated as of _______________, 1999, among the Trust, the Seller and the Servicer. The Trust has not and will not engage in any business activity other than the following:

      (1) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

      (2) issuing the Class A-1 Notes (the "CLASS A-1 NOTES"), the Class A-2 Notes (the "CLASS A-2 NOTES"), the Class A-3 Notes (the "CLASS A-3 NOTES") and the Class A-4 Notes (the "CLASS A- 4 NOTES" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "NOTES") to noteholders (the "NOTEHOLDERS") and the certificates (the "CERTIFICATES," together with the Notes, the "SECURITIES") to certificateholders (the "CERTIFICATEHOLDERS" and, together with the Noteholders, the "SECURITYHOLDERS");

      (3) making payments and distributions on the Notes and the Certificates; and

      (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The Trust's principal executive offices are located in _________, Delaware, in care of the Owner Trustee at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE

      _______________ (the "OWNER TRUSTEE") is a Delaware banking corporation with principal offices located at
_______________________________.

      The liability of the Owner Trustee in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Owner Trust Agreement and the Sale and Servicing Agreement.

TRUST PROPERTY

      The property of the trust will include, among other things, the following:

      (1) the Contracts, all of which will have been purchased from the Seller and are secured by financed vehicles;

      (2) certain documents relating to the Contracts, including all servicing records in hard or electronic form;

      (3) certain collections received with respect to all originated or purchased Contracts;

      (4) security interests in the financed vehicles and the right to receive proceeds from claims on certain insurance policies covering the financed vehicles or the obligors;

      (5) all amounts on deposit in the Collection Account, the Payment Account, the Note Distribution Account, the Certificate Distribution Account and the Spread Account, including the principal amount of all Eligible Investments credited to the Collection Account and the Spread Account (but excluding any investment income from Eligible Investments credited to the Collection Account, which will be paid to the Servicer);

      (6) the right of the Seller to cause AutoNation Financial Services to repurchase certain Contracts under certain circumstances; and

      (7) all proceeds of the foregoing (collectively, the "TRUST
PROPERTY")

      Pursuant to an indenture, dated as of _______, 1999 (the "INDENTURE"), between the Trust and _____________, as indenture trustee (the "INDENTURE TRUSTEE" and, together with the Owner Trustee, the "TRUSTEES"), the Trust will grant a security interest in the Trust Property (excluding the Certificate Distribution Account) in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement.


       AUTONATION FINANCIAL SERVICES' PORTFOLIO OF MOTOR VEHICLE CONTRACTS

ORIGINATION OF MOTOR VEHICLE CONTRACTS

      AutoNation Financial Services Corp. ("AUTONATION FINANCIAL SERVICES") originates motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks ("MOTOR VEHICLE CONTRACTS" or "CONTRACTS"). The Motor Vehicle Contracts in AutoNation Financial Services' portfolio (the "RECEIVABLES POOL") are originated from application referrals received from (1) franchised automotive dealerships or used vehicle megastores owned by AutoNation, Inc. ("AUTONATION") and the eight used vehicle megastore licensees (each, an "AUTONATION DEALER") and (2) from a limited number of third party franchised automotive dealerships (each, a "THIRD PARTY DEALER" and together with the AutoNation Dealers, the "DEALERS"). All of the Contracts have been sold to the Seller by AutoNation Financial Services and then sold to the Trust. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts -- Origination of Motor Vehicle Contracts" in the accompanying prospectus.

DELINQUENCY AND LOSS EXPERIENCE

      AutoNation Financial Services considers a Contract to be delinquent if at any time $40 or more is past due thereunder. Efforts to collect delinquent Contract payments are made by AutoNation Financial Services' collection department personnel, collection agencies and attorneys retained by AutoNation Financial Services. For a description of AutoNation Financial Services' collection practices and policies see "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts--Collection Procedures" in the accompanying prospectus.

      The following tables set forth the delinquency, loss and recovery experience for each of the periods shown for the portfolio of Motor Vehicle Contracts originated and serviced by AutoNation Financial Services. The tables include delinquency information relating to those Motor Vehicle Contracts that were originated and serviced by AutoNation Financial Services. The relatively short amount of time for which AutoNation Financial Services has been involved in the origination of Motor Vehicle Contracts results in limited historical performance information with respect to the Motor Vehicle Contracts it originates and thus, delinquencies and loan losses may differ from existing levels in the portfolio with the passage of time. Moreover, delinquency and loss experience may be influenced by a variety of economic, social and other factors.

 DELINQUENCY EXPERIENCE OF AUTONATION FINANCIAL SERVICES' MOTOR VEHICLE CONTRACT PORTFOLIO
                                  (DOLLARS IN THOUSANDS)


                        AT DECEMBER 31,   AT DECEMBER 31,   AT ___________,    AT ___________,
                             1997              1998               1998              1999
                        AMOUNT     NO     AMOUNT     NO     AMOUNT      NO     AMOUNT     NO
                        ------     --     ------     --     ------      --     ------     --
Servicing portfolio...        $                 $                 $                  $
Delinquencies
  31-60 days(1)(2)....        $                 $                 $                  $
  61-90 days(1)(2)....
  91+ days(1)(2)......
Total delinquencies
  as a percent of
  servicing
  portfolio...........        %      %          %      %          %       %          %       %

(1) Delinquencies include principal amounts only, net of repossessed inventory. Repossessed inventory as a percent of the servicing portfolio was ____% and ____% at December 31, 1997 and 1998, respectively, and ___% and___% at __________, 1998 and 1999, respectively.

(2) The period of delinquency is based on the number of days payments are past due.


  LOAN LOSS EXPERIENCE OF AUTONATION FINANCIAL SERVICES' MOTOR VEHICLE CONTRACT PORTFOLIO
                                  (DOLLARS IN THOUSANDS)

                                                                          MONTHS ENDED
                                                                     --------------------
                                       YEAR ENDED DECEMBER 31,                        ,
                                     ---------------------------       --------------
                                       1997              1998        1998            1999
                                       ----              ----        ----            ----
Number of Motor Vehicle Contracts
   outstanding.......................
Period end principal outstanding.....  $                $            $              $
Average principal outstanding........  $                $            $              $
Number of gross charge-offs..........
Gross charge-offs....................  $                $            $              $
Net charge-offs(1)...................  $                $            $              $
Net charge-offs as a percent of              %                 %             %              %
   average outstanding...............

(1) Net charge-offs are gross charge-offs minus recoveries of Motor Vehicle Contracts previously charged off.


      The delinquency and net loss rates set forth above reflect, among other factors, the success of AutoNation Financial Services' collection efforts and general economic conditions. At December 31, 1998, delinquencies for the servicing portfolio represented ____% of the amount of Motor Vehicle Contracts in AutoNation Financial Services' servicing portfolio or $____ million as compared to____% at December 31, 1997 or $___ million. The net losses for the servicing portfolio as a percentage of average serviced loans outstanding was ____% for the _______ months ended __________, 1999 compared to ____% for the ______ months ended ___________,
1998.


                               THE CONTRACTS

      All of the Contracts in the Receivables Pool will be purchased by the Seller from AutoNation Financial Services. All of the Contracts have been originated by AutoNation Financial Services as of ___________, 1999 (the "CUT-OFF DATE") from loan application referrals received from Dealers. See "AutoNation Financial Services' Portfolio of Motor Vehicle Contracts" herein and in the accompanying prospectus. The total principal balance of the Contracts in the Receivables Pool as of the close of business on _____________, 1999, was $___________. Each of the Contracts in the Trust
will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the simple interest method. For a more detailed explanation of this calculation method, see "The Contracts-Calculation Method" in the accompanying prospectus.

      As of the Cut-Off Date, Contracts included in the Trust were originated in __ states, the District of Columbia and other United States territories and possessions. As of the Cut-Off Date, contracts originated in Texas totaled __% of the Trust, contracts originated in Florida totaled __% of the Trust and contracts originated in California totaled __% of the Trust. As of the Cut- Off Date, the aggregate principal balances of the Contracts originated in any other single state did not exceed __%.

      The Contracts were selected from the Motor Vehicle Contracts in AutoNation Financial Services' portfolio using the criteria described below. No selection procedures were used with respect to the Contracts that AutoNation Financial Services or the Seller believes are adverse to the Securityholders or the Insurer. Contracts representing ____% of the Trust Property are secured by new vehicles, and Contracts representing ____% of the Trust Property are secured by used vehicles. The Seller may not substitute other Contracts for the Contracts presently in the Trust at any time during the term of the Sale and Servicing Agreement.

      The Seller will represent that each Contract included in the Trust satisfies several eligibility requirements (the "ELIGIBILITY
REQUIREMENTS"), including the following:

      (1) such Contract is secured by a new or used automobile or light-duty truck;

      (2) such Contract has an annual percentage rate ("APR") of at least ___% and not more than ___%;

      (3) such Contract has a remaining maturity as of the Cut-Off Date of not more than ___ months;

      (4) such Contract has an original maturity of not more than ___ months;

      (5) such Contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the simple interest method (except for the first and last payment, which may be minimally different from the level payments);

      (6) such Contract has no payment more than ___ days past due as of the Cut-Off Date;

      (7) such Contract has a remaining principal balance as of the Cut-Off Date of not more than $ _____ and not less than $ _____;

      (8) as of the Cut-Off Date, the Seller or the Servicer has not identified the related obligor as being the subject of a bankruptcy, insolvency, reorganization or other similar proceeding;

      (9) such Contract is a retail installment sales contract;

      (10) such Contract was originated in the United States by a Dealer for the retail sale of a financed vehicle in the ordinary course of such Dealer's business;

      (11) such Contract requires the related obligor to maintain physical damage and theft insurance covering the related financed vehicle;

      (12) such Contract complied with AutoNation Financial Services' credit and collection policies and procedures at the time of its origination by AutoNation Financial Services;

      (13) only one original executed copy of such Contract exists; and

      (14) such Contract constitutes "chattel paper" under the Uniform Commercial Code as in effect in the applicable jurisdiction.

      Set forth below is certain data concerning the Contracts as of the Cut-Off Date which had a pool balance of $_________ (the "POOL BALANCE"). Data concerning all of the Contracts will be available to purchasers of the Securities at or before the initial delivery of the Securities and will be filed with the Commission on Form 8-K within 15 calendar days after the initial delivery of the Securities.

                     COMPOSITION OF THE INITIAL CONTRACTS


            Aggregate principal balance...................$___________
            Number of Contracts............................___________
            Average principal balance outstanding.........$___________
            Average original amount financed..............$___________
            Original amount financed (range)..___________ to ___________
            Weighted average APR..........................___________%
            APR (range)......................___________% to ___________%
            Weighted average original term.................___________
            Original term (range).........................__ to__ mos.
            Weighted average remaining term................___________
            Remaining term (range).......................__ to __ mos.


                   DISTRIBUTION BY APRS OF THE CONTRACTS

                             NUMBER OF                               % OF INITIAL
                              INITIAL    % OF INITIAL    PRINCIPAL      CUT-OFF
APR RANGE                    CONTRACTS     CONTRACTS      BALANCE     POOL BALANCE
---------                    ---------     ---------      -------    -------------
0.000% to 7.000%..........
7.001% to 8.000%..........
8.001% to 9.000%..........
9.001% to 10.000%.........
10.001% to 11.000%........
11.001% to 12.000%........
12.001% to 13.000%........
13.001% to 14.000%........
14.001% to 15.000%........
15.001% to 16.000%........
16.001% to 17.000%........
17.001% to 18.000%........
18.001% to 19.000%........
19.001% to 20.000%........
20.001% to 21.000%........
21.001% and over..........
                             ---------     --------       -------      --------
       Totals.............                     %(1)                        %(1)

(1)  Percentages may not add to 100% due to rounding.


               GEOGRAPHIC CONCENTRATION OF THE INITIAL CONTRACTS

                      NUMBER                                        % OF
                        OF           % OF                          INITIAL
                     INITIAL        INITIAL       PRINCIPAL        CUT-OFF
                    CONTRACTS      CONTRACTS       BALANCE      POOL BALANCE
                    ---------      ---------       -------      ------------
Alabama.........
Arizona.........
California......
Colorado........
Florida.........
Georgia.........
Illinois........
Indiana.........
Iowa............
Maryland........
Michigan........
Minnesota.......
Nevada..........
New Jersey......
North Carolina..
Ohio............
Pennsylvania....
South Carolina..
Tennessee.......
Texas...........
Virginia........
Washington......
                    ---------      ---------       -------      ----------
     Totals.....                   100.00%(1)                   100.00%(1)

(1)    Percentages may not add to 100% due to rounding.


            Since the largest number of Contract obligors (based on state of origination) whose accounts were included in the Trust as of _____________, 1999 were located in Texas, Florida and California, adverse changes in the economic conditions in these jurisdictions could have a direct impact on the timing and amount of payments on the Notes.


                    MATURITY AND PREPAYMENT CONSIDERATIONS

      The Indenture provides that the Noteholders may receive payments of principal on the 15th day of each month (or if such day is not a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or __________, Delaware are authorized or obligated by law to be closed (each such day, a "BUSINESS DAY"), on the next succeeding Business
Day) (each such date, a "DISTRIBUTION DATE"), but will receive the full outstanding principal amount of each class of Notes no later than in the case of (1) the Class A-1 Notes, _____________, (2) in the case of the Class A-2 Notes, _____________, (3) in the case of the Class A-3 Notes, _____________ and (4) in the case of the Class A-4 Notes, -------------
(collectively, the "FINAL SCHEDULED DISTRIBUTION DATES").

      Contracts are or will be prepayable in full by the obligors at any time without penalty. See "Maturity and Prepayment Considerations" in the accompanying prospectus regarding the effects of prepayments on the weighted average life of the Contracts. As the rate of payment of principal on each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal of the Contracts, final payment of any class of Notes or of the Certificates is expected to occur earlier, and could occur significantly earlier, than the respective Final Scheduled Distribution Dates for such Securities. See "Risk Factors--Potential prepayment of the notes may require reinvestment of principal at a lower rate of return" herein.

      The Trust can make no prediction as to the actual prepayment rates that will be experienced on the Contracts in either stable or changing interest rate environments. In addition, the rate of payment of principal of each class of Securities will be affected by the incidence of delinquencies, defaults and losses on the Contracts and by any accelerated payments made on the Securities following an Indenture Event of Default. See "Risk Factors--Events of default under the indenture could result in losses or acceleration of payments on the notes" herein. In addition, while it is anticipated that there will be monthly principal and interest collections in an amount sufficient to pay the outstanding principal amount of each class of Notes on the applicable Final Scheduled Distribution Dates, no assurance can be given in that regard. Full payment of each class of Notes by the applicable Final Scheduled Distribution Dates depends on, among other things, the payment by obligors of amounts due under the Contracts and the fulfillment of the Insurer's obligations under the Insurance Policy.

      Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Contracts.

      The tables captioned "Percent of Initial Class A-1 Note and Class A-2 Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class A-3 Note and Class A-4 Note Principal Balances at Various ABS Percentages" (each, an "ABS TABLE") have been prepared on the basis of the characteristics of the Contracts. Each ABS Table assumes that (a) the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Contracts is made on the last day of each month and each month has 30 days, (c) payments on the Notes are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (d) the balance in the Spread Account on each Distribution Date is equal to the Spread Account Maximum and (e) the Servicer does not exercise its option to purchase the Contracts. The Contracts have an assumed cut-off date of the Cut-Off Date. Each ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

      The ABS Tables also assume that (a) the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and (b) the level scheduled monthly payment for each such pool (which is based on its principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                                 WEIGHTED
                                                 AVERAGE       WEIGHTED
        REMAINING                                ORIGINAL      AVERAGE
         TERM TO                                 TERM TO      REMAINING
         MATURITY      AGGREGATE    WEIGHTED     MATURITY        TERM
          RANGE       PRINCIPAL      AVERAGE      (IN         TO MATURITY
POOL   (IN MONTHS)      BALANCE         APR      MONTHS)       (IN MONTHS)
----   -----------      -------     ----------   -------      ------------
1           0-24    $                        %
2         25-36     $                        %
3         37-48     $                        %
4         49-60     $                        %
5         61-72     $                        %
                    $
                    ===========

      The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing each ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of ABS until maturity or that all of the Contracts will prepay at the same level of ABS. Moreover, the diverse terms of Contracts within each of the five hypothetical pools could produce slower or faster principal distributions than indicated in each ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of the Notes.


           PERCENT OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE
               PRINCIPAL BALANCES AT VARIOUS ABS PERCENTAGES

                                  CLASS A-1 NOTES                 CLASS A-2 NOTES
                           -----------------------------   -----------------------------
                             ASSUMED ABS PERCENTAGE(2)       ASSUMED ABS PERCENTAGE(2)
                           -----------------------------   -----------------------------
DISTRIBUTION DATES         0.50%   1.00%  1.50%   2.00%    0.50%   1.00%  1.50%   2.00%
------------------         -----   -----  -----   -----    -----   -----  -----   -----
Closing Date.............
July 15, 1999............
August 15, 1999..........
September 15, 1999.......
October 15, 1999.........
November 15, 1999........
December 15, 1999........
January 15, 2000.........
February 15, 2000........
March 15, 2000...........
April 15, 2000...........
May 15, 2000.............
June 15, 2000............
July 15, 2000............
August 15, 2000..........
September 15, 2000.......
October 15, 2000.........
November 15, 2000........
December 15, 2000........
January 15, 2001.........
February 15, 2001........
March 15, 2001...........
April 15, 2001...........
May 15, 2001.............
June 15, 2001............
July 15, 2001............
August 15, 2001..........
September 15, 2001.......
October 15, 2001.........
November 15, 2001........
December 15, 2001........
January 15, 2002.........
February 15, 2002........
March 15, 2002...........
April 15, 2002...........
May 15, 2002.............
June 15, 2002............
Weighted Average Life
  (years) (1)............

-------------------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of such Note.

(2) An asterisk (*) means a percent of initial Note principal balance of more than zero and less than 0.50%.

      THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


           PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE
               PRINCIPAL BALANCES AT VARIOUS ABS PERCENTAGES

                                  CLASS A-3 NOTES                 CLASS A-4 NOTES
                           -----------------------------   -----------------------------
                              ASSUMED ABS PERCENTAGE          ASSUMED ABS PERCENTAGE
                           -----------------------------   -----------------------------
DISTRIBUTION DATES         0.50%   1.00%  1.50%   2.00%    0.50%   1.00%  1.50%   2.00%
------------------         -----   -----  -----   -----    -----   -----  -----   -----
Closing Date.............
July 15, 1999............
August 15, 1999..........
September 15, 1999.......
October 15, 1999.........
November 15, 1999........
December 15, 1999........
January 15, 2000.........
February 15, 2000........
March 15, 2000...........
April 15, 2000...........
May 15, 2000.............
June 15, 2000............
July 15, 2000............
August 15, 2000..........
September 15, 2000.......
October 15, 2000.........
November 15, 2000........
December 15, 2000........
January 15, 2001.........
February 15, 2001........
March 15, 2001...........
April 15, 2001...........
May 15, 2001.............
June 15, 2001............
July 15, 2001............
August 15, 2001..........
September 15, 2001.......
October 15, 2001.........
November 15, 2001........
December 15, 2001........
January 15, 2002.........
February 15, 2002........
March 15, 2002...........
April 15, 2002...........
May 15, 2002.............
June 15, 2002............

-------------------
      THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


            PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE
               PRINCIPAL BALANCES AT VARIOUS ABS PERCENTAGES
                                (CONTINUED)

                                  CLASS A-3 NOTES                 CLASS A-4 NOTES
                           -----------------------------   -----------------------------
                             ASSUMED ABS PERCENTAGE(2)       ASSUMED ABS PERCENTAGE(2)
                           -----------------------------   -----------------------------
DISTRIBUTION DATES         0.50%   1.00%  1.50%   2.00%    0.50%   1.00%  1.50%   2.00%
------------------         -----   -----  -----   -----    -----   -----  -----   -----
July 15, 2002............
August 15, 2002..........
September 15, 2002.......
October 15, 2002.........
November 15, 2002........
December 15, 2002........
January 15, 2003.........
February 15, 2003........
March 15, 2003...........
April 15, 2003...........
May 15, 2003.............
June 15, 2003............
July 15, 2003............
August 15, 2003..........
September 15, 2003.......
October 15, 2003.........
November 15, 2003........
December 15, 2003........
January 15, 2004.........
February 15, 2004........
March 15, 2004...........
April 15, 2004...........
May 15, 2004.............
June 15, 2004............
July 15, 2004............
August 15, 2004..........
September 15, 2004.......
October 15, 2004.........
November 15, 2004........
December 15, 2004........
January 15, 2005.........
February 15, 2005........
March 15, 2005...........
Weighted Average Life
  (years) (1)............
-------------------
(1)   The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution
      Date on which such principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of such
      Note.

(2) An asterisk (*) means a percent of initial Note principal balance of more than zero and less than 0.5%.

      THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED
ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND
PERFORMANCE OF THE CONTRACTS WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
THEREWITH.


                                USE OF PROCEEDS

      The net proceeds of the initial sale of the Securities will be used by the Trust to purchase the Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in certain collateral accounts maintained for the benefit of the Securityholders and the Insurer.
The net proceeds to be received by the Seller from the sale of the Contracts to the Trust will be used by the Seller to repay certain indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the Contracts from AutoNation Financial Services and to pay certain other expenses in connection with the pooling of the Contracts and the issuance of the Securities. AutoNation Financial Services will use such proceeds for general corporate purposes.


                           DESCRIPTION OF THE NOTES

      The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summaries of certain terms of the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The following summaries supplement, and to the extent inconsistent therewith replace, the description of the general terms and provisions of the Indenture set forth under the heading "The Indenture" in the accompanying prospectus, to which description reference is hereby made.

GENERAL

      The Notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one
Note of each class may be issued in a different denomination. The Notes will initially be represented by one or more physical certificates registered in the name of Cede & Co. ("CEDE"), as nominee of The Depository
Trust Company ("DTC"). The interests of holders of beneficial interests in the Notes (each a "NOTE OWNER") will be available for purchase in book-entry form only. Unless and until the Notes are issued in the form of Definitive Securities under the limited circumstances described herein, no Note Owner will be entitled to receive a definitive certificate representing such person's interest in the Notes. All references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, as the case may be, for distribution to Note Owners in accordance with DTC procedures. See
"Description of the Securities--Book-Entry Registration" and "--Definitive
Securities" in the accompanying prospectus.

      Unless and until Definitive Securities have been issued, payments on each Distribution Date will be made through the facilities of DTC and the related Record Date will be the business day prior to such Distribution
Date. If Definitive Securities are issued, the related Record Date will be the last day of the calendar month preceding such Distribution Date. The final payment of principal of, and interest on, each Note will be made only upon presentation and surrender of such Note at the office or agency of the Indenture Trustee maintained for that purpose.

INTEREST PAYMENTS

      Interest on the outstanding principal amount of each class of Notes will accrue at a per annum rate equal to the applicable Note Rate and, except as otherwise provided herein, will be distributed to the Noteholders monthly on each Distribution Date, commencing ________, 1999, and on the applicable Final Scheduled Distribution Date. The interest period with respect to any Distribution Date will be the period from the previous
Distribution Date or, in the case of the first Distribution Date, from and including __________, 1999 (the "CLOSING DATE"), to but excluding such Distribution Date (each, an "INTEREST ACCRUAL PERIOD"). Interest on the
Class A- 1 Notes and the Class A-2 Notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The Class A-1 Notes will bear interest at the rate of ____% per annum
(the "CLASS A-1 NOTE RATE"), the Class A-2 Notes will bear interest at the rate of ____% per annum (the "CLASS A-2 NOTE RATE"), the Class A-3 Notes will bear interest at the rate of ____% per annum (the "CLASS A-3 NOTE
RATE") and the Class A-4 Notes will bear interest at the rate of ____% per annum (the "CLASS A-4 NOTE RATE" and, together with the Class A-1 Note
Rate, the Class A-2 Note Rate and the Class A-3 Note Rate, the "NOTE
RATES").

      Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Note
Rate. Interest distributions with respect to the Notes will be made as described below under "Description of the Transfer and Servicing
Agreements-- Distributions" herein.

PRINCIPAL PAYMENTS

      Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note
Principal Distributable Amount. See "Description of the Transfer and
Servicing Agreements--Distributions" herein.

      Principal payments on the Notes will be applied on each Distribution
Date from the Note Distribution Account in the following order of priority:

      (1) to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

      (2) to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

      (3) to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero; and

      (4) to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero.

      After the principal amount of the Class A-4 Notes has been reduced to zero, the Principal Distributable Amount will be allocated to the Certificates.

      The principal amount of each class of Notes, to the extent not previously paid, will be due on the related Final Scheduled Distribution
Date for such class of Notes. The actual date on which the outstanding principal amount of any class of Notes is paid is expected to be earlier, and could be significantly earlier, than the Final Scheduled Distribution
Date for such class and will be based on a variety of factors, including the factors described under "Maturity and Prepayment Considerations" herein and in the accompanying prospectus.

OPTIONAL REDEMPTION

      Any outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. When the outstanding principal balance of the Contracts has declined to 10% or less of the original Pool Balance, the Servicer may, in its sole discretion, exercise its option to purchase the balance of the Contracts.
If the Servicer exercises this option, the redemption price for each class of Notes will equal the unpaid principal amount of such class of Notes plus accrued and unpaid interest thereon at the applicable Note Rate. Any such redemption will effect an early retirement of such class of Notes. See
"Description of the Transfer and Servicing Agreements-- Termination" herein.

THE INDENTURE TRUSTEE

      ______________ will be the Indenture Trustee. The Indenture Trustee is a _______ banking corporation and its Corporate Trust Office is located at _____________________.

      The Indenture Trustee will have the rights and duties set forth under "Description of the Transfer and Servicing Agreements--The Trustee and
Indenture Trustee" in the accompanying prospectus.

INDENTURE EVENTS OF DEFAULT

      An "INDENTURE EVENTS OF DEFAULT" will include, among other things, the occurrence of any of the following events:

      (1)  a draw on the Insurance Policy;

      (2) a default for five days or more in the payment of any interest on any Note;

      (3) a default in the payment of any principal on the applicable Final
Scheduled Distribution Date for a class of Notes (collectively, with (2) above, a "PAYMENT DEFAULT");

      (4) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Insurer, or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding acting together as a single class;

      (5) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or the Insurer, or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or

      (6) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust (each, a "TRUST BANKRUPTCY EVENT");

provided that so long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Indenture Event of Default under the Indenture. So long as an Insurer
Default shall not have occurred and be continuing, an Indenture Event of Default will occur only upon delivery by the Insurer to the Indenture
Trustee of notice of the occurrence of an Indenture Event of Default. The failure to pay principal on a class of Notes will not result in the occurrence of an Indenture Event of Default until the Final Scheduled
Distribution Date for such class of Notes.

      Upon the occurrence of an Indenture Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property, in whole or in part, on any date or dates following the acceleration of the Notes due to such Indenture Event of Default as the Insurer, in its sole discretion, shall elect. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust
Property, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of, and accrued interest on, the Notes unless such Indenture Event of Default arose from a claim made on the Insurance Policy or from a Trust Bankruptcy Event. Following the occurrence of any Indenture Event of Default, the Indenture Trustee will continue to submit claims under the Insurance Policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the Notes. However, following the occurrence of an Indenture Event of Default (so long as an Insurer Default shall not have occurred and be continuing), the Insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon to the date of such payment. See "The Insurance Policy" herein.

      If an Insurer Default has occurred and is continuing, upon the occurrence of an Indenture Event of Default (other than an Indenture Event of Default occurring solely because of a draw on the Insurance Policy), the holders of at least 662/3% of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. If an Indenture Event of Default shall have occurred and be continuing (other than an Indenture Event of Default occurring solely because of a draw on the Insurance Policy), the holders of at least 662/3% of the principal amount of the Notes will have the right to control the exercise of remedies available with respect to such Indenture Event of Default, including the right to direct the Indenture Trustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part; provided, however, that such Noteholders may not direct the Indenture Trustee to liquidate the Trust Property in whole or in part unless (1) the Indenture Event of Default has occurred because of a Payment
Default or a Trust Bankruptcy Event, and in either case the Insurer shall have failed to make a payment required under the Insurance Policy in accordance with its terms or (2)(A) an Indenture Event of Default has occurred other than as described in clause (1), (B) the Insurer shall not have failed to make a payment required under the Insurance Policy in accordance with its terms and (C) either (x) the proceeds of such sale will be sufficient to pay all principal on the Notes and the Certificates, together with accrued interest thereon, and all amounts owing to the Insurer under the Insurance Agreement or (y) holders of Certificates evidencing 100% of the outstanding principal amount of the Certificates consent to such sale and all amounts owing to the Insurer under the Insurance Agreement will be paid in connection with such sale. In the event of a sale of the Contracts as described in clause (2) of the preceding sentence, the Insurance Policy will not be available to cover losses to Securityholders resulting from such sale and will be terminated and the Insurer will have no further obligation to make any payment thereunder. See
"Risk Factors --Events of default under the indenture could result in losses or acceleration of payments on the notes" herein.

      "INSURER DEFAULT" shall mean the occurrence and continuance of any of the following events:

      (1) the Insurer shall have failed to make a payment required under the Insurance Policy in accordance with its terms;

      (2) the Insurer shall have (a) filed a petition or commenced any case or proceeding under any provision or chapter of any Insolvency Law, (b) made a general assignment for the benefit of its creditors or (c) had an order for relief entered against it under any Insolvency Law which is final and nonappealable; or

      (3) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).


                        DESCRIPTION OF THE CERTIFICATES

      The Certificates will be issued pursuant to the Owner Trust
Agreement, a form of which has been filed as an exhibit to the Registration
Statement of which this Prospectus Supplement is a part. The following summaries of certain terms of the Certificates and the Owner Trust
Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Certificates and the Owner Trust Agreement. Where particular provisions of or terms used in the Owner Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

      The "CERTIFICATE PRINCIPAL BALANCE" will equal $__________ (the
"INITIAL CERTIFICATE BALANCE") on the Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates.

INTEREST PAYMENTS

      Interest on the Certificate Principal Balance will accrue during each Interest Accrual Period at the rate of ____% per annum (the "CERTIFICATE
RATE") and will be payable to Certificateholders monthly on each related
Distribution Date commencing ___________, 1999. Interest on the
Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the Certificates will be made as described below under "Description of the Transfer and Servicing Agreements -- Distributions" herein.

PRINCIPAL PAYMENTS

      No principal will be paid on the Certificates until the principal amount of all of the Notes has been paid in full. On each Distribution Date on and after the Notes have been paid in full, the Certificateholders will be entitled to distributions in an amount equal to the Certificate
Principal Distributable Amount. See"Description of the Transfer and
Servicing Agreements -- Distributions" herein.

      The remaining Certificate Principal Balance, to the extent not previously paid, will be payable on the Final Scheduled Distribution Date for the Certificates. The actual date on which the Certificate Principal
Balance is reduced to zero is expected to be earlier, and could be significantly earlier, than the Final Scheduled Distribution Date for the Certificates and is based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the accompanying prospectus. Any assets remaining in the Trust after the payment in full of the Certificates will be distributed to the Seller pursuant to the terms of the Trust Agreement and the Sale and Servicing
Agreement.

PRIORITY OF NOTES

      The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest and, under certain conditions, principal. In addition, the Certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all of the Notes has been paid in full. Consequently, funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited therein from the Collection Account) will be applied to the payment of the interest due on the Notes and any payments of principal due on the Notes on a Final Scheduled Distribution Date before distribution of interest on the Certificates will be made, and will be applied to the payment of principal on the Notes in full before distributions of principal on the Certificates will be made. In addition, following the occurrence of an Indenture Event of Default which has resulted in an acceleration of the Notes or following a Trust Bankruptcy
Event, the Noteholders will be entitled to be paid all interest and principal in full before any distributions may be made on the Certificates.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

      The following summary describes certain terms of the Sale and Servicing Agreement and the Owner Trust Agreement (collectively, the
"TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing
Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement is a part. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions of or terms used in the Transfer and Servicing
Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the accompanying prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE CONTRACTS

      Pursuant to the applicable Receivables Purchase Agreement, prior to the issuance of the Securities, AutoNation Financial Services will sell and assign to the Seller its entire interest in the Contracts and the proceeds thereof, including its security interests in the financed vehicles. In turn, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Contracts. Each Contract will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.
Concurrently with such sale and assignment, the Trust will pledge the assets acquired by it to the Indenture Trustee pursuant to the Indenture, and definitive certificates representing the Notes will be delivered to the Underwriters in respect of payment to the Seller of the net purchase price of the Notes. The Trust will also pledge its rights under the Sale and Servicing Agreement to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee. See
"Description of the Transfer and Servicing Agreements--Sale and Assignment of the Contracts" in the accompanying prospectus.

THE ACCOUNTS

      The Collection Account. The Servicer will establish and maintain an account (the "COLLECTION ACCOUNT") in the name of the Indenture Trustee into which all collections from the related Contracts will be deposited.
Funds in the Collection Account will be invested in Eligible Investments by the Indenture Trustee, acting at the direction of the Servicer. Eligible
Investments made with respect to the Collection Account will mature no later than the following Distribution Date after they were invested and any income from amounts on deposit in the Collection Account which were invested in Eligible Investments will be paid monthly to the Servicer, unless otherwise directed by the Servicer. See "Description of the Transfer and Servicing Agreements --The Collection Account and Eligible Investments" in the accompanying prospectus.

      The Payment Account. The Indenture Trustee shall establish and maintain an account (the "PAYMENT ACCOUNT") in the name of the Indenture
Trustee, into which amounts released from the Collection Account for distribution to Securityholders will be deposited prior to transfer of such amounts to the Distribution Accounts.

      The Distribution Accounts. The Servicer will establish and maintain an account (the "NOTE DISTRIBUTION ACCOUNT") in the name of the Indenture
Trustee on behalf of the Noteholders, in which amounts released from the Payment Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders shall be made. The Servicer will also establish and maintain an account (the "CERTIFICATE DISTRIBUTION
ACCOUNT" and, together with the Note Distribution Account, the "DISTRIBUTION ACCOUNTS") in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Payment Account for distribution to Certificateholders shall be deposited and from which all distributions to Certificateholders shall be made.

      The Spread Account. The Indenture Trustee will establish and maintain an account (the "SPREAD ACCOUNT") in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer as described under "Description of the Transfer and Servicing Agreements -- Payment Priorities of the Notes and Certificates; The Spread Account" and "-- Withdrawals from the Spread Account" herein.

PAYMENTS ON CONTRACTS

      All Available Funds relating to the Contracts will be deposited in or credited to the Collection Account within two Business Days of the receipt by the Servicer of payments from obligors. "AVAILABLE FUNDS" with respect to a Distribution Date and the related Collection Period will include the following:

      (1) amounts received with respect to the Contracts in such Collection
Period representing monthly principal and interest payments;

      (2)  Full Prepayments and partial prepayments;

      (3)  any Net Liquidation Proceeds;

      (4)  any Net Insurance Proceeds;

      (5) any amounts deposited by AutoNation Financial Services or the Seller, as applicable, in the Collection Account to purchase Contracts because of certain material defects in documents related to the Contracts or certain breaches of representations or warranties regarding the Contracts made by the Seller in the Sale and Servicing Agreement that materially and adversely affect the interests of the Securityholders or the Insurer;

      (6) any amounts deposited by the Servicer in the Collection Account to purchase Contracts as a remedy for breach of certain representations, warranties and covenants made by the Servicer relating to the servicing of the Contracts; and

      (7) any amounts deposited by the Servicer in the Collection Account pursuant to an Optional Purchase.

      "NET LIQUIDATION PROCEEDS" are proceeds received by the Servicer
(minus Liquidation Expenses) upon liquidation of any Defaulted Contract.
"LIQUIDATION EXPENSES" are the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the Servicer in removing a Defaulted Contract from the Trust which are not recoverable under any type of motor vehicle insurance policy. "NET INSURANCE PROCEEDS" are proceeds paid by any insurer under a comprehensive and collision insurance policy related to a Contract (other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures), after reimbursement to the Servicer of expenses recoverable under such insurance policy.

DISTRIBUTIONS

      On the business day immediately preceding each Distribution Date, the Servicer will cause funds equal to the amount of Available Funds available with respect to such Distribution Date to be withdrawn from the Collection
Account and deposited into the Payment Account. On each Distribution Date, the Indenture Trustee will apply the Available Funds on deposit in the Payment Account available with respect to the related Collection Period together with amounts, if any, withdrawn from the Spread Account or representing payment of the Insurance Policy Claim Amount as described herein, to make the following deposits and distributions in the following amounts and order of priority:

      (1) to the Servicer, from Available Funds and amounts, if any, withdrawn from the Spread Account or representing payment of the Insurance
Policy Claim Amount, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods;

      (2) to the Indenture Trustee and the Owner Trustee, from Available
Funds (after giving effect to the reduction in Available Funds described in clause (1) above) and amounts, if any, withdrawn from the Spread Account or representing payment of the Insurance Policy Claim Amount, any accrued and unpaid fees of the Indenture Trustee and the Owner Trustee, in each case to the extent such fees have not been previously paid by the Servicer;

      (3) to the Note Distribution Account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) and (2) above) and amounts, if any, withdrawn from the Spread Account or representing payment of the Insurance Policy Claim Amount, the Note
Interest Distributable Amount to be distributed to the holders of Notes at their respective Note Rates;

      (4) to the Note Distribution Account, if such Distribution Date is a Final Scheduled Distribution Date for any class of Notes, the Note
Principal Distributable Amount to the extent of the remaining principal amount of such class of Notes, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (3) above) and amounts, if any, withdrawn from the Spread Account or representing payment of the Insurance Policy Claim Amount, to be paid to the holders of such class of Notes;

      (5) to the Note Distribution Account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (4) above), the remaining Note Principal Distributable Amount
(after giving effect to the payment, if any, described in clause (4) above), to be distributed first to the holders of Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, then to the holders of Class A-2 Notes until the principal amount of the Class A-2
Notes has been reduced to zero, then to the holders of Class A- 3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero and then to the holders of Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero;

      (6) to the Insurer, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (5) above), any amounts, including the Insurance Premium (as defined in the Insurance
Agreement), owing to the Insurer under the Insurance Agreement;

      (7) to the Spread Account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (6) above), the amount, if any, required to increase the amount therein to the Spread Account Maximum;

      (8) to the Certificate Distribution Account, from Available Funds
(after giving effect to the reduction in Available Funds described in clauses (1) through (7) above), the Certificate Interest Distributable
Amount, to be distributed to the holders of the Certificates;

      (9) to the Certificate Distribution Account, from Available Funds
(after giving effect to the reduction in Available Funds described in clauses (1) through (8) above), the Certificate Principal Distributable
Amount to the extent of the Certificate Principal Balance, to be distributed to the holders of Certificates; and

      (10) any remaining Available Funds will be distributed to the Seller.

EARLY REPAYMENT

      If the repayment of principal of and interest on the Notes is accelerated following the occurrence of an Indenture Event of Default, amounts collected will be applied in the following order of priority:

      (1)   to pay any unpaid Servicing Fee;

      (2) to pay any accrued and unpaid fees of the Indenture Trustee or the Owner Trustee;

      (3) to pay any accrued and unpaid interest on each class of Notes on a pro rata basis based on the interest accrued (including interest accrued on past due interest) on each class of Notes;

      (4) to pay principal on each class of Notes, on a pro rata basis based on the aggregate principal balance of each class of Notes, until the aggregate principal balance of each class of Notes is reduced to zero;

      (5) to pay amounts owing to the Insurer under the Insurance
Agreement;

      (6) to pay any accrued and unpaid interest (including interest on past due interest) on the Certificates; and

      (7) to pay principal on the Certificates until the Certificate
Principal Balance is reduced
to zero.

      Amounts on deposit in the Spread Account on a Distribution Date will be available to make payments and distributions to the appropriate parties on such Distribution Date as described under "--Withdrawals from the Spread
Account" herein. Under the Insurance Policy, the Insurer is obligated to provide for payment to the Indenture Trustee on each Distribution Date of any Insurance Policy Claim Amount. In addition, on any Distribution Date, the Insurer may elect, in its sole discretion, to pay all or a portion of any shortfalls in the amount of Available Funds available to distribute the amounts described in clause (5) under "-- Distributions" above. See "The
Insurance Policy" herein.

      For the purposes hereof, the following terms will have the following meanings:

      The "AMOUNT FINANCED" means, with respect to a Contract, the aggregate amount advanced by the originator under such Contract toward the purchase price of the related financed vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, extended service and warranty contracts, and other items customarily financed as part of retail automobile installment sales contracts.

      The "CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, an amount equal to the interest accrued during the related Interest Accrual Period at the Certificate Rate on the Certificate Principal Balance on the immediately preceding Distribution
Date, after giving effect to all distributions of principal on or prior to such Distribution Date (or, in the case of the first Distribution Date, the original Certificate Principal Balance).

      The "CERTIFICATE PERCENTAGE" means (1) for each Distribution Date prior to the Distribution Date on which the principal amount of the Class
A-4 Notes is reduced to zero, 0%, (2) on the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (A) 0% until the principal amount of the Class A-4 Notes has been reduced to zero and
(B) with respect to any portion of the Principal Distributable Amount remaining after the principal amount of the Class A-4 Notes has been reduced to zero, 100%; and (3) for each Distribution Date after the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%.

      The "CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Certificate Percentage of the Principal
Distributable Amount for such Distribution Date (which will be 0% until the principal amount of the Class A-4 Notes has been reduced to zero);
provided, however, that the Certificate Principal Distributable Amount shall not exceed the Certificate Principal Balance. Notwithstanding the foregoing, the Certificate Principal Distributable Amount on the Final
Scheduled Distribution Date for the Certificates shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Certificates to zero.

      A "COLLECTION PERIOD" means, with respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

      A "DEFAULTED CONTRACT" means, with respect to any Collection Period, a Contract (1) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with its customary procedures,
(2) in respect of which all amounts more than one hundred and twenty (120) days past due represent $40 or more or (3) in respect of which the related financed vehicle has been repossessed and liquidated.

      "MONTHLY SCHEDULED PAYMENT" means, with respect to any Contract in any given month, the amount of the scheduled payment of principal and interest on such Contract for such month.

      The "NOTE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Note
Interest Distributable Amount for such class for the immediately preceding
Distribution Date minus the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such class on such preceding Distribution Date at the related Note Rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first
Distribution Date shall be zero.

      The "NOTE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and a class of Notes, the sum of (1) an amount equal to the interest accrued during the related Interest Accrual Period at the related Note Rate for such class of Notes on the outstanding principal amount of such class of Notes on the immediately preceding Distribution
Date, after giving effect to all payments of principal to Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such class of Notes) and (2) the Note Interest Carryover Shortfall for such class of Notes for such Distribution Date.

      The "NOTE PERCENTAGE" means (1) for each distribution prior to the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 100%; (2) on the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, (A) 100% until the principal amount of the Class A-4 Notes has been reduced to zero and (B) with respect to any portion of the Principal Distributable Amount remaining after the principal amount of the Class A-4 Notes has been reduced to zero, 0%; and (3) for each Distribution Date after the Distribution Date on which the principal amount of the Class A-4 Notes is reduced to zero, 0%.

      The "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Note Principal Distributable
Amount for such Distribution Date minus the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

      The "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (1) the Note Percentage of the Principal
Distributable Amount for such Distribution Date and (2) any outstanding
Note Principal Carryover Shortfall for the immediately preceding
Distribution Date; provided that the Note Principal Distributable Amount shall not exceed the aggregate outstanding principal amount of the Notes.
Notwithstanding the foregoing, the Note Principal Distributable Amount on the Final Scheduled Distribution Date for each class of Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of Notes to zero.

      The "PRINCIPAL BALANCE" means, with respect to a Contract, as of any date of determination, the Amount Financed under the terms of such Contract minus that portion of each Monthly Scheduled Payment in respect of such Contract received on or prior to the end of the most recently ended
Collection Period and allocable to principal as determined by the Servicer.
For purposes of this definition, allocation by the Servicer of Monthly
Scheduled Payment for each Contract shall be made in accordance with the terms of each such Contract.

      The "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period:

      (1) collections received on Contracts (other than Defaulted Contracts and Purchased Contracts) allocable to principal as determined by the Servicer, including full and partial principal prepayments;

      (2) the Principal Balance of all Contracts (other than Purchased
Contracts) that became Defaulted Contracts during the related Collection
Period; and

      (3) the Principal Balance as of the date of purchase of all Contracts that became Purchased Contracts as of the immediately preceding Record
Date.

      The "PURCHASE AMOUNT" means, with respect to a Purchased Contract, the Principal Balance of such Contract as of the date of purchase of such Contract by AutoNation Financial Services or the Seller, plus accrued interest.

      A "PURCHASED CONTRACT" means a Contract that (1) has been purchased by AutoNation Financial Services or the Seller because of certain material defects in documents related to such Contract or certain breaches of representations and warranties made by the Seller in the Sale and Servicing
Agreement regarding such Contract, which materially and adversely affect the interests of the Securityholders or the Insurer, (2) has been purchased by the Servicer because of certain breaches by the Servicer of servicing covenants or (3) has been purchased by the Servicer in the event of an Optional Purchase.

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE SPREAD ACCOUNT

      The rights of the Securityholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Servicer
(to the extent that the Servicer has not been paid all Servicing Fees), the Indenture Trustee and the Owner Trustee (to the extent the Indenture
Trustee and the Owner Trustee have not received all fees due and payable to them by the Servicer). In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "--Distributions" above. The rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Noteholders to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely repayment to the Noteholders of the full amount of interest and principal owed to them, and to afford the Noteholders limited protection against losses in respect of the Contracts.

      The foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts, and by the establishment of the Spread Account. The Spread Account will be a part of the Trust and will be maintained as a segregated trust account in the name of the Indenture Trustee. The Indenture Trustee will have a perfected security interest therein and in all amounts deposited in or credited to the Spread Account as well as to all Eligible Investments made with such deposits and earnings. On the Closing Date, the Spread Account will be funded with an initial deposit by the Seller of cash or Eligible
Investments having an aggregate value of $___________ (___% of the initial outstanding principal amount of the Securities). Thereafter, the Spread
Account will be funded by the deposit therein of amounts pursuant to clause
(7) under "-- Distributions" above.

      Amounts held from time to time in the Spread Account up to the Spread
Account Maximum will continue to be held for the benefit of holders of the Notes and the Insurer and may be invested in Eligible Investments.
Investment income on funds on deposit in the Spread Account will be credited to the Spread Account. Any loss on such investment will be charged to the Spread Account.

      The "SPREAD ACCOUNT MAXIMUM" means an amount calculated pursuant to a formula agreed to by the parties to the Insurance Agreement and each of the Rating Agencies. Such parties have agreed that, as of the Closing Date, such formula will yield a Spread Account Maximum that will not be less than the lesser of (a) ___% of the initial outstanding principal amount of the Notes and (b) the present outstanding principal amount of the Notes. The foregoing notwithstanding, the Spread Account Maximum may be calculated pursuant to any other formula as the parties to the Insurance Agreement and each of the Rating Agencies may agree, and may include any other provisions or contain any additional requirements as the parties to the Insurance
Agreement may agree, which each of the Rating Agencies may require to maintain the ratings of the Notes, and to maintain the rating of the transactions contemplated in the Insurance Agreement and the Sale and Servicing Agreement, without consideration of the Insurance Policy, at not less than investment grade, as defined by the Rating Agencies.

WITHDRAWALS FROM THE SPREAD ACCOUNT

      Amounts held from time to time in the Spread Account will continue to be held for the benefit of the Noteholders and the Insurer. On each Distribution Date, the Indenture Trustee will withdraw funds from the Spread Account to the extent that the sum of the amounts to be distributed as set forth in clauses (1) though (4) under "--Distributions" above with respect to such Distribution Date exceeds the amount of Available Funds available with respect to such Distribution Date. The Indenture Trustee will apply the amount of such withdrawal to make the deposits and distributions described under "--Distributions" above. Funds will also be withdrawn from the Spread Account to reimburse the Insurer for any draws under the Insurance Policy with respect to any Preference Amount.

      If the amount on deposit in the Spread Account on any Distribution
Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Spread Account Maximum, the Indenture Trustee will distribute any excess first to the Insurer, to the extent of any amounts owing to the Insurer pursuant to the Insurance
Agreement, and then to the Seller. Upon any such distributions to the Insurer or the Seller, the Noteholders will have no further rights in, or claims to, such distributed amounts.

      None of the Securityholders, the Indenture Trustee, the Owner
Trustee, the Seller or the Insurer will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders. The obligations of the Insurer under the Insurance Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer as described in the preceding paragraph.

STATEMENTS TO SECURITYHOLDERS

      On each Distribution Date, the Indenture Trustee and the Owner
Trustee will include with each distribution to a Noteholder or a Certificateholder, as the case may be, a statement (the "DISTRIBUTION DATE
STATEMENT") setting forth for such Distribution Date the information described in the accompanying prospectus under "Description of the Securities--Statements to Securityholders" and the following information:

      (1) the amount on deposit in the Spread Account on such Distribution
Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Distribution Date; and

      (2) the amount of the withdrawal, if any, required to be made from the Spread Account by the Indenture Trustee, as described above under "--
Withdrawals from the Spread Account."

REPORTS TO NOTEHOLDERS

      Unless Definitive Securities are issued (which will only occur under the limited circumstances described herein and in the accompanying prospectus), the Servicer will send unaudited monthly and annual reports concerning the Trust to the Indenture Trustee to be delivered to Cede & Co.
as the nominee of The Depository Trust Company and the registered holder of the Notes. See "--Statements to Securityholders" above and "Certain
Information Regarding the Securities -- Statements to Securityholders" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depository Trust Company will supply such reports to Noteholders in accordance with its procedures. See "Description of the Securities -- Book-Entry Registration" in the accompanying prospectus. None of the Seller, the Servicer or the Insurer intends to send any of its financial reports to Noteholders.

SERVICING FEE

      The Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Servicer shall be entitled to receive on each Distribution Date an amount equal to the product of (1) one-twelfth of ___% (the "SERVICING FEE PERCENTAGE") multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first
Distribution Date, the Pool Balance as of the Cut-Off Date (the "SERVICING
FEE"). As additional compensation, the Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar charges or fees paid in connection with the Contracts. The Servicer or its designee will also receive as servicing compensation reinvestment earnings on Eligible Investments of funds credited to the Collection Account. The
Servicer shall pay from its servicing compensation all expenses incurred by it in connection with its servicing activities under the Sale and Servicing
Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

      The Sale and Servicing Agreement requires the Servicer to use its best efforts to collect all payments called for under the terms and provisions of each of the Contracts. The Servicer, consistent with the foregoing, will be permitted, in its discretion, to waive certain charges and grant extensions as described under "Description of the Transfer and Servicing Agreements -- Waivers and Extensions" in the accompanying prospectus. The Servicer may not, without the appropriate approval on an exception by exception basis, extend the maturity date of a Contract more than six months from its current scheduled maturity date or 360 days past the originally scheduled maturity date, whichever is less, and in no event beyond the latest Final Scheduled Distribution Date for the Securities.

SERVICER DEFAULT; RIGHTS UPON SERVICER DEFAULT

      The events which constitute a "SERVICER DEFAULT" under the Sale and Servicing Agreement will be those events described in the accompanying prospectus under "Description of the Transfer and Servicing
Agreements--Servicer Default."

      Notwithstanding anything to the contrary set forth in the accompanying prospectus under "Description of the Transfer and Servicing
Agreements -- Rights Upon Servicer Default," upon the occurrence of a
Servicer Default, unless an Insurer Default shall have occurred and be continuing, only the Insurer (and not the Indenture Trustee or the Noteholders) may terminate the Servicer under the Sale and Servicing
Agreement. In the event that the Servicer is terminated by the Insurer, a successor servicer shall be appointed by the Insurer and will take over all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to the same compensation arrangements as was the original Servicer.

      Unless an Insurer Default shall have occurred and be continuing, the Insurer may, on behalf of the Securityholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing
Agreement and its consequences. The rights of the Noteholders and the Certificateholders, as the case may be, to waive Servicer Defaults are as described under "Description of the Transfer and Servicing
Agreements--Rights Upon Servicer Default" in the accompanying prospectus.

      If an Insurer Default has occurred and is continuing, upon the occurrence of a Servicer Default, (1) if the Notes have not been paid in full, the holders of Notes evidencing not less than 25% of the outstanding principal amount of the Notes, acting together as a single class, or the Indenture Trustee, may terminate the Servicer under the Sale and Servicing
Agreement without consideration of the effect such termination would have on the Certificateholders and (2) if the Notes have been paid in full, the holders of Certificates evidencing not less than 25% of the outstanding principal amount of the Certificates may terminate the Servicer under the Sale and Servicing Agreement. The Certificateholders will not have the ability to remove the Servicer in the event both a Servicer Default and an Insurer Default have occurred and are continuing unless the Notes have been paid in full. Upon the termination of the Servicer by the Indenture
Trustee, the Noteholders or the Certificateholders, as the case may be, the Indenture Trustee (or, if the Notes have been paid in full, a successor servicer appointed by the Owner Trustee acting at the direction of holders of Certificates evidencing not less than a majority of the outstanding principal amount of the Certificates) or a successor servicer appointed by the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that the Indenture Trustee or Owner Trustee, as the case may be, will not be obligated to assume AutoNation Financial Services' obligations to purchase
Contracts if certain representations and warranties of AutoNation Financial
Services, as Servicer, prove incorrect or if certain covenants of AutoNation Financial Services, as Servicer, are breached. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and light-duty truck receivables.

AMENDMENT

      The Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the Securityholders to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the Sale and Servicing Agreement; provided that such action will not materially and adversely affect the interest of any such Securityholder or the Insurer. For a further discussion regarding amendments to the Sale and Servicing Agreement and the Owner Trust
Agreement, see "Description of the Transfer and Servicing
Agreement--Amendment" in the accompanying prospectus. Any amendment shall be deemed not to materially and adversely affect the interest of any Securityholder or the Insurer if the person requesting the amendment obtains (1) a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the then current ratings assigned to the Notes by such Rating Agency and (2) an opinion of counsel to such effect. Subject to the rights of the Insurer, the Owner Trust Agreement may also be amended by the parties thereto with the consent of (1) for so long as the Notes are outstanding, the holders of Notes evidencing not less than a majority of the principal amount of such Notes then outstanding, acting together as a single class and (2) if no Notes are outstanding, the holders of Certificates evidencing not less than a majority of the principal amount of such Certificates then outstanding, acting together as a single class, and in either case with the consent of the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Owner Trust Agreement or of modifying, in any manner, the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, (2) reduce the aforesaid percentage of the Noteholders or Certificateholders which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be or (3) result in a taxable event to any of the Securityholders for federal income tax purposes or result in the Trust being taxable as a corporation for federal income tax purposes.

TERMINATION

      The obligations of the Servicer, the Seller, the Owner Trustee and the Indenture Trustee with respect to the related Securityholders pursuant to the Owner Trust Agreement, the Sale and Servicing Agreement or the Indenture will terminate as described under "Description of the Transfer and Servicing Agreements--Termination" in the accompanying prospectus and as set forth below.

      The Owner Trustee and the Indenture Trustee will give written notice of the termination of the obligations of the Servicer, the Seller, the Owner Trustee or the Indenture Trustee to each Securityholder of record.
The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust, after the applicable Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

OPTIONAL PURCHASE

      In order to avoid excessive administrative expenses, the Servicer will be permitted, at its option, to purchase the remaining Contracts from the Trust on any Distribution Date as of which the Pool Balance has been reduced to an amount less than or equal to 10% of the original Pool Balance
(an "OPTIONAL PURCHASE"). The price the Servicer must pay to exercise the Optional Purchase (the "OPTIONAL PURCHASE PRICE") will be equal to the greater of (1) the sum of (A) the Pool Balance on the date of purchase and
(B) any accrued and unpaid interest on the Contracts and (2) the sum of (A) the aggregate unpaid principal amount of the Securities, (B) any accrued and unpaid interest thereon and (C) all amounts due to the Insurer under the Insurance Agreement.

      Any outstanding Notes will be redeemed concurrently with any Optional
Purchase described above, and the subsequent distribution to the related
Certificateholders of all amounts required to be distributed to them pursuant to the Owner Trust Agreement will effect an early retirement of the Certificates.

PAYMENT IN FULL OF NOTES

      Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing
Agreement, except as otherwise provided therein.


                             THE INSURANCE POLICY

      On the Closing Date, ________ ("_______" or the "INSURER") will issue an insurance policy (the "INSURANCE POLICY") in favor of the Indenture
Trustee, for the benefit of the Noteholders. The Insurer, in consideration of the payment of a premium and subject to the terms of the Insurance
Policy, unconditionally and irrevocably guarantees the timely payment of interest and the ultimate payment of principal to each Noteholder who, on the applicable Distribution Date, is entitled under the terms of the related Note to distributions thereunder (each, an "OWNER"). Pursuant to the Insurance Policy, the Insurer guarantees that it will remit to the Indenture Trustee or its successors, as trustee for the Owners, an amount equal to the Insurance Policy Claim Amount for each Contract, and the Indenture Trustee will distribute to each Owner a pro rata share of the Insurance Policy Claim Amount. "INSURANCE POLICY CLAIM AMOUNT" means, with respect to each Distribution Date, the sum of (1) the Deficiency Amount for such Distribution Date and (2) the Preference Amount for such Distribution
Date. "DEFICIENCY AMOUNT" means, as of any Distribution Date, the amount by which (1) the sum of the amounts set forth in clauses (1) through (4) under "Description of the Transfer and Servicing Agreements-Distributions" above with respect to such Distribution Date exceeds (2) the sum of (A) the amount of Available Funds calculated with respect to such Distribution Date and (B) the amount on deposit in the Spread Account as of such Distribution
Date. "PREFERENCE AMOUNT" means any amount previously distributed to an Owner in respect of the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to AutoNation Financial Services, the Seller or the Trust pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      The Insurer's obligations under the Insurance Policy, with respect to a particular Insurance Policy Claim Amount, will be discharged to the extent funds equal to the applicable Insurance Policy Claim Amount are received by the Indenture Trustee from the Insurer, whether or not such funds are properly applied by the Indenture Trustee. Payments of Insurance
Policy Claim Amounts will be made only at the time set forth in the Insurance Policy.

      The Insurance Policy will not guarantee payments of principal on any class of Notes other than the payment of the outstanding principal amount of a class of Notes on the Final Scheduled Distribution Date for such class of Notes, and will not guarantee payment of any amounts which become due on an accelerated basis as a result of (a) a default by the Trust, (b) the occurrence of an Indenture Event of Default or (c) any other cause. The
Insurer may elect, in its sole discretion, to pay in whole or in part such principal due upon acceleration. The Insurer may also elect, in its sole discretion, to pay all or a portion of certain shortfalls of funds available to make distributions of principal on the Notes on a Distribution
Date, as described under "Description of the Transfer and Servicing
Agreements" herein.

      The Insurer will pay any Insurance Policy Claim Amount that is a Preference Amount on the Business Day following receipt by the Insurer's fiscal agent (the "FISCAL AGENT") of the following:

      (1) a certified copy of the order requiring the return of a preference payment;

      (2) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal;

      (3) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of each Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment; and

      (4) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer;

provided that if such documents are received after 12:00 noon, New York time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on such Notes to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to such Owner.

      The Insurer will pay any other amount payable under the Insurance
Policy no later than 12:00 noon, New York time, on the later of (1) the Distribution Date on which the related Note Interest Distributable Amount or outstanding principal amount in respect of a class of Notes for which such Distribution Date is the Final Scheduled Distribution Date is due or
(2) the second Business Day following receipt by the Fiscal Agent, of a notice specifying the Insurance Policy Claim Amount which will be due and owing on such Distribution Date; provided, that if such notice is received after 12:00 noon, New York time, on such Business Day, it will be deemed to be received on the following Business Day. If any such notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Insurance Policy, it will be deemed not to have been received by the Fiscal Agent, and the Insurer or the Fiscal
Agent, as the case may be, will promptly so advise the Indenture Trustee so that the Indenture Trustee may submit an amended notice.

      Insurance Policy Claim Amounts due under the Insurance Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Indenture Trustee, on behalf of the Owners, by wire transfer of immediately available funds in the amount of the Insurance Policy Claim Amount minus, in respect of Insurance Policy Claim Amounts (including Preference
Amounts), any amount held by the Indenture Trustee for the payment of such Insurance Policy Claim Amount and legally available therefore.

      The Fiscal Agent is the agent of the Insurer only and the Fiscal
Agent will in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited sufficient funds to make payments due under the Insurance Policy.

      The Insurance Policy is not cancellable for any reason. The premium on the Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the latest Final Scheduled
Distribution Date of the Notes.

      The Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of law principles thereof. THE INSURANCE POLICY IS
NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN
ARTICLE 76 OF THE NEW YORK INSURANCE LAW.


                          DESCRIPTION OF THE INSURER

GENERAL

      The Insurer is the principal operating subsidiary of ________, a New
York Stock Exchange listed company. _________ is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of _________ and licensed to do business in and subject to regulation under the laws of _____________. _________ has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

      The consolidated financial statements of the Insurer, a wholly owned subsidiary of ______, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended
December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ________ for the year ended December 31, 1998 and the consolidated financial statements of the Insurer and its subsidiaries as of __________, 1999 and for the ____ month periods ended ____________, 1999 and __________, 1998 included in the Quarterly Report on Form 1O-Q of _______ for the period ended _____________, 1999, are hereby incorporated by reference into this supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this supplement.

      All financial statements of the Insurer and its subsidiaries included in documents filed by ________ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this supplement and to be a part hereof from the respective dates of filing such documents.

      The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                 SAP                                                GAAP
                        -----------------------                            ----------------------
                        December    _________,                             December    ________,
                        31, 1998  _   1999                                 31, 1998   _  1999
                        ----------  -----------                            ----------  ----------
                       (Audited)    (Unaudited)                            (Audited)   (Unaudited)
                        (In Millions)                                         (In Millions)
Admitted Assets....... $            $             Assets..................  $           $
Liabilities............                           Liabilities.............
Capital and Surplus....                           Shareholder's Equity....


      Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1998 year-end audited financial statements prepared in accordance with SAP are available, without charge, from the Insurer. The address of the Insurer is __________________. The telephone number of the Insurer is _____________.

      The Insurer does not accept any responsibility for the accuracy or completeness of this supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the heading "Description of the Insurer." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

RATINGS OF THE INSURER BY THE RATING AGENCIES

      Each of the following rating agencies (each, a "RATING AGENCY") has rated the creditworthiness and financial strength of the Insurer. These ratings are as set forth below:

             Moody's Investors Service, Inc. rates the financial strength of the Insurer "Aaa."

            Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., rates the financial strength of the Insurer
"AAA."

            Fitch IBCA, Inc. rates the financial strength of the Insurer
"AAA."

            Duff & Phelps Credit Rating Co. rates the financial strength of the Insurer "AAA."

      Each rating of the Insurer should be evaluated independently. The ratings reflect each respective Rating Agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation of the significance of the above ratings may be obtained only from the applicable Rating Agency.

      The above ratings are not recommendations to buy, sell or hold the Notes and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Insurer does not guarantee the market price of the Notes nor does it guarantee that the ratings on the Notes will not be revised or withdrawn.


                               LEGAL INVESTMENT

      The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      On the Closing Date, Weil, Gotshal & Manges LLP will deliver its opinion, subject to the qualifications set forth therein, that, although no authority exists relating to the proper characterization of securities similar to the Notes or to an entity similar to the Trust, for federal income tax purposes the Notes will be characterized as debt, and the Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.


                             ERISA CONSIDERATIONS

      Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "BENEFIT PLAN") subject to ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      The United States Department of Labor has issued a regulation (29 CFR ss. 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan (the "PLAN ASSET REGULATION"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little authority directly on point and there can be no assurances in this regard, the Seller believes that the Notes offered hereby should not be treated as "equity interests" for purposes of the Plan Asset Regulation. Specifically, the Notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Weil, Gotshal & Manges LLP, be treated as debt, rather than equity, for federal tax purposes (see "Certain U.S. Federal Income Tax Consequences" herein) and (b) should not be deemed to have any "substantial equity features." Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. In the event that the Insurer's obligations under the Insurance Policy cease or otherwise become unavailable, the Notes might not be treated as debt for purposes of ERISA. Accordingly, on the date hereof, and thereafter, unless the Insurer's obligations under the Insurance Policy cease or otherwise become unavailable, the acquisition of the Notes by Benefit Plan investors should not cause the assets of the Trust to be treated as Plan Assets for purposes of Title I of ERISA.

      However, the Notes may not be purchased with the assets of a Benefit Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (2) will be based on the particular investment needs for such Benefit Plan; or (c) is an employer maintaining or contributing to such Benefit Plan.

      The Issuer, the Servicer or certain affiliates thereof might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of Notes by or on behalf of such a Benefit Plan could give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain "in-house asset managers."

      EACH PURCHASER OR TRANSFEREE OF A NOTE THAT IS A BENEFIT PLAN WILL BE DEEMED TO HAVE REPRESENTED THAT THE RELEVANT CONDITIONS FOR EXEMPTIVE RELIEF UNDER AT LEAST ONE OF THE FOREGOING EXEMPTIONS (OR OTHER APPLICABLE EXEMPTION PROVIDING SUBSTANTIALLY SIMILAR RELIEF) HAVE BEEN SATISFIED.

      EACH BENEFIT PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN THE NOTES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR BENEFIT PLAN AND THE
RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.


                                 UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement (the "UNDERWRITING AGREEMENT") between the Seller and the underwriters named below (the "UNDERWRITERS"), the Seller has agreed to cause the Trust to sell to each of the Underwriters, and each of the Underwriters has agreed to purchase, the principal amount of the Notes set forth opposite its name in the table below:


                   PRINCIPAL       PRINCIPAL       PRINCIPAL      PRINCIPAL
                   AMOUNT OF       AMOUNT OF       AMOUNT OF      AMOUNT OF
                   CLASS A-1       CLASS A-2       CLASS A-3      CLASS A-4
UNDERWRITERS         NOTES           NOTES           NOTES          NOTES
                     -----           -----           -----          -----
                 $               $                 $              $

                 $               $                 $              $

                 $               $                 $              $

                 $               $                 $              $

Total            $               $                 $              $
                 =============   ===============   ===========    ============

      The price to the public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of each class of Notes, will be as follows:

                                 UNDERWRITING                      DISCOUNTS
                    PRICE TO     DISCOUNT AND     CONCESSIONS      BETWEEN
                     PUBLIC      COMMISSIONS      TO DEALERS        DEALERS
                    --------     ------------     -----------      ---------
Class A-1 Notes           %              %               %               %

Class A-2 Notes           %              %               %               %

Class A-3 Notes           %              %               %               %

Class A-4 Notes           %              %               %               %


After the offering is completed, the Seller will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                                              UNDERWRITING DISCOUNTS
                      PROCEEDS TO SELLER         AND COMMISSIONS
                      ------------------      ----------------------

Class A-1 Notes       $_________(_____%)      $_________(_____%)

Class A-2 Notes       $_________(_____%)      $_________(_____%)

Class A-3 Notes       $_________(_____%)      $_________(_____%)

Class A-4 Notes       $_________(_____%)      $_________(_____%)

      After the public offering, the public offering price and other selling terms may be changed by the Underwriters. Additional offering expenses payable by the Seller are estimated to be $_______________.

      The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

      In the ordinary course of business, each Underwriter and its affiliates may have engaged and may engage in investment banking and/or commercial banking transactions with the Seller, its affiliates and the Trust. In addition, each Underwriter may from time to time take positions in the Notes.

      The Seller and AutoNation Financial Services have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.


                                 LEGAL MATTERS

      Certain legal matters with respect to the Notes and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" in the accompanying prospectus will be passed upon for the Seller by Weil, Gotshal & Manges LLP, New York, New York. In addition, certain matters of Florida law will be passed upon for the Trust and the Seller by Tripp Scott, P.A., Fort Lauderdale, Florida. Certain legal matters with respect to the Notes will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Insurance Policy will be passed upon for the Insurer by __________.


                                    EXPERTS

      The consolidated balance sheets of ____________ and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this supplement, have been incorporated herein in reliance on the report of ____________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.



                            INDEX OF DEFINED TERMS

ABS         ............................................................S-24
ABS Table   ............................................................S-24
Amount Financed.........................................................S-40
APR         ............................................................S-20
AutoNation  ............................................................S-18
AutoNation Dealer.......................................................S-18
AutoNation Financial Services...........................................S-18
Available Funds.........................................................S-37
Benefit Plan............................................................S-53
Business Day............................................................S-23
Cede        ............................................................S-29
Certificate Distribution Account........................................S-36
Certificate Interest Distributable Amount...............................S-40
Certificate Percentage..................................................S-40
Certificate Principal Balance...........................................S-34
Certificate Principal Distributable Amount..............................S-40
Certificate Rate........................................................S-34
Certificateholders......................................................S-16
Certificates............................................................S-16
Class A-1 Note Rate.....................................................S-30
Class A-1 Notes.........................................................S-16
Class A-2 Note Rate.....................................................S-30
Class A-2 Notes.........................................................S-16
Class A-3 Note Rate.....................................................S-30
Class A-3 Notes.........................................................S-16
Class A-4 Note Rate.....................................................S-30
Class A-4 Notes.........................................................S-16
Closing Date............................................................S-30
Collection Account......................................................S-36
Collection Period.......................................................S-41
Contracts   ............................................................S-18
Cut-Off Date............................................................S-19
Dealers     ............................................................S-18
Defaulted Contract......................................................S-41
Deficiency Amount.......................................................S-49
Distribution Accounts...................................................S-36
Distribution Date.......................................................S-23
Distribution Date Statement.............................................S-44
DTC         ............................................................S-29
Eligibility Requirements................................................S-20
Final Scheduled Distribution Dates......................................S-23
Fiscal Agent............................................................S-49
GAAP        ............................................................S-52
Indenture   ............................................................S-17
Indenture Events of Default.............................................S-32
Indenture Trustee.......................................................S-17
Initial Certificate Balance.............................................S-34
Insurance Policy........................................................S-48
Insurance Policy Claim Amount...........................................S-49
Insurer     ............................................................S-48
Insurer Default.........................................................S-33
Interest Accrual Period.................................................S-30
Liquidation Expenses....................................................S-37
Monthly Scheduled Payment...............................................S-41
Motor Vehicle Contracts.................................................S-18
Net Insurance Proceeds..................................................S-37
Net Liquidation Proceeds................................................S-37
Note Distribution Account...............................................S-36
Note Interest Carryover Shortfall.......................................S-41
Note Interest Distributable Amount......................................S-41
Note Owner  ............................................................S-29
Note Percentage.........................................................S-41
Note Principal Carryover Shortfall......................................S-42
Note Principal Distributable Amount.....................................S-42
Note Rates  ............................................................S-30
Noteholders ............................................................S-16
Notes       ............................................................S-16
Optional Purchase.......................................................S-48
Optional Purchase Price.................................................S-48
Owner       ............................................................S-49
Owner Trust Agreement...................................................S-16
Owner Trustee...........................................................S-16
Parties in Interest.....................................................S-53
Payment Account.........................................................S-36
Payment Default.........................................................S-32
Plan Asset Regulation...................................................S-54
Pool Balance............................................................S-21
Preference Amount.......................................................S-49
Principal Balance.......................................................S-42
Principal Distributable Amount..........................................S-42
PTCE        ............................................................S-54
Purchase Amount.........................................................S-42
Purchased Contract......................................................S-43
Rating Agency...........................................................S-52
Receivables Pool........................................................S-18
Sale and Servicing Agreement............................................S-16
SAP         ............................................................S-52
Securities  ............................................................S-16
Securityholders.........................................................S-16
Servicer Default........................................................S-46
Servicing Fee...........................................................S-45
Servicing Fee Percentage................................................S-45
Spread Account..........................................................S-37
Spread Account Maximum..................................................S-43
Third Party Dealer......................................................S-18
Transfer and Servicing Agreements.......................................S-35
Trust       ............................................................S-16
Trust Bankruptcy Event............................................S-32, S-33
Trust Property..........................................................S-17
Trustees    ............................................................S-17
Underwriters............................................................S-55
Underwriting Agreement..................................................S-55



                             PRINCIPAL OFFICE OF
                      AUTONATION RECEIVABLES CORPORATION
                           200 South Andrews Avenue
                        Fort Lauderdale, Florida 33301


                              INDENTURE TRUSTEE

                                --------------
                                --------------
                                --------------


                                OWNER TRUSTEE

                                --------------
                                --------------
                                --------------


                          LEGAL ADVISOR TO THE SELLER
                           AS TO UNITED STATES LAW
                          Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                           New York, New York 10153


                       LEGAL ADVISOR TO THE UNDERWRITERS
                            AS TO UNITED STATES LAW
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, New York 10022




                            Prospectus Supplement

                         ANRC AUTO OWNER TRUST 1999-A
                                    ISSUER

                               $_________ ___%
                         CLASS A-1 ASSET-BACKED NOTES

                               $_________ ___%
                         CLASS A-2 ASSET-BACKED NOTES

                               $_________ ___%
                         CLASS A-3 ASSET-BACKED NOTES

                               $_________ ___%
                         CLASS A-4 ASSET-BACKED NOTES


                     AUTONATION RECEIVABLES CORPORATION
                                    SELLER


                     AUTONATION FINANCIAL SERVICES CORP.
                                   SERVICER


                                   [       ]
                                  UNDERWRITER


      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      ALL DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL ________, 1999.